Exhibit d(xxiv)

                                 AMENDMENT NO. 3
                       TO INVESTMENT SUBADVISORY AGREEMENT

            AMENDMENT NO. 3 made as of the 1st day of December 2005, to the Amended and Restated Investment Subadvisory Agreement made as of the 18th day of October, 2002, amended and restated as of the 1st day of May, 2003, and amended as of the 1st day of December 2003, between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the State of Delaware and having its principal place of business in San Antonio, Texas (IMCO) and BATTERYMARCH FINANCIAL MANAGEMENT, INC., a corporation organized under the laws of the State of Maryland and having its principal place of business in Boston, Massachusetts (Batterymarch), with respect to services provided to series of USAA Mutual Fund, Inc.

            IMCO and  Batterymarch  agree to modify  and amend the  Amended  and
Restated  Investment   Subadvisory  Agreement  described  above  (Agreement)  as
follows:

            1. ADVISORY FEE. Section 3 of the Agreement is amended by adding the following paragraph:

         "Batterymarch agrees that if (i) it provides investment advisory services substantially similar to the services provided to a Fund Account to any other registered, open-end management investment company (or series thereof) with a substantially similar investment mandate and with assets under management equal to or less than the assets of the Fund Account under management by Batterymarch (the Substantially Similar Services) and (ii) Batterymarch charges a lower fee for providing the Substantially Similar Services than it charges with respect to the Fund Account, then Batterymarch shall reduce its fee with respect to the Fund Account so that it is equal to or less than the fee charged for providing the Substantially Similar Services on a going forward basis starting immediately."

            2. SCHEDULE B. Schedule B to the Agreement, setting forth the fees payable to Batterymarch with respect to each Fund, is hereby replaced in its entirety by Schedule B attached hereto.

            3.  RATIFICATION.   Except  as  modified  and  amended  hereby,  the
Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

            IN WITNESS WHEREOF, IMCO and Batterymarch have caused this Amendment No. 3 to be executed as of the date first set forth above.


Attest:                                    USAA INVESTMENT MANAGEMENT
                                           COMPANY


By:  /s/ Mark S. Howard                    By:  /s/ Christopher W. Claus
   ---------------------------------           -------------------------------
Name:    Mark S. Howard                    Name:  Christopher W. Claus
Title:   Secretary                         Title: President



                                           By:   /s/ David H. Garrison
                                                ---------------------------
                                           Name: David H. Garrison
                                           Title: Authorized Signatory


Attest:                                    BATTERYMARCH FINANCIAL
                                           MANAGEMENT, INC.


By:  /s/ Philip E. Channen                 By: /s/ Francis X. Tracy
   ------------------------------             ----------------------------
Name: Philip E. Channen                    Name: Francis X. Tracy
Title: Assistant Secretary                 Title:President

                                   SCHEDULE B

                                      FEES

               FUND ACCOUNT                RATE PER ANNUM OF THE AVERAGE DAILY
                                           NET ASSETS OF THE FUND ACCOUNT

USAA Capital Growth Fund*                  0.25% on the first $250 million of
                                           assets

                                           0.21% on assets over $250 million
                                           and up to $500 million

                                           0.17% on assets over $500 million


USAA Small Cap Stock Fund                  0.50%




* Batterymarch agrees that it will not seek to increase this fee rate during the four-year period ending November 30, 2009 (the Four-Year Lock). This Four-Year Lock does not limit the rights of a Fund's shareholders, a Fund's Board, or IMCO as set forth in Section 6 of the Agreement ("Duration and Termination of this Agreement").

                                 Exhibit d(xxv)

                             FORM OF AMENDMENT NO. 1

                              AMENDED AND RESTATED

                        INVESTMENT SUBADVISORY AGREEMENT

         AMENDMENT NO. 1 made as of the 1st day of January 2006 to the Amended and Restated Investment Subadvisory Agreement made as of the 18th day of October, 2002, and amended and restated as of the 1st day of May 2003, between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the State of Delaware and having its principal place of business in San Antonio, Texas (IMCO) and MARSICO CAPITAL MANAGEMENT, LLC, a limited liability company organized under the laws of the Sate of Delaware and having its principal place of business in Denver, Colorado (Marsico), with respect to services provided to series of USAA Mutual Fund, Inc.

         IMCO and Marsico agree to modify and amend the Amended and Restated Investment Subadvisory Agreement described above (Agreement) as follows:

1. SCHEDULE B. Schedule B to the Agreement, setting forth the fees payable to Marsico with respect to each Fund, is hereby replaced in its entirety by Schedule B attached hereto.

2. RATIFICATION. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, IMCO AND Marsico have caused this Amendment No. 1 to be executed as of the date first set forth above.

Attest:                                    USAA INVESTMENT MANAGEMENT
                                           COMPANY


By:  /s/ Mark S. Howard                    By:  /s/ Christopher W. Claus
   ---------------------------------           -------------------------------
Name:    Mark S. Howard                    Name:  Christopher W. Claus
Title:   Secretary                         Title: President



                                           By:   /s/ Stephen W. Townsend
                                                ---------------------------
                                           Name: Stephen W. Townsend
                                           Title: Authorized Signatory


Attest:                                    MARSICO CAPITAL MANAGEMENT, LLC


By:   /s/ Thomas M. J. Kerwin              By: /s/ Christopher J. Marsico
      ------------------------                 ---------------------------
Name: Thomas M. J. Kerwin                  Name: Christopher J. Marsico
Title: General Counsel                     Title:President

                                   SCHEDULE B

                                      FEES

                                           Rate per annum of the average daily
                       FUND ACCOUNT        net assets of the Fund Account


USAA Aggressive Growth Fund                0.35%*

USAA Growth Fund                           0.35%*





------------------
     * Marsico agrees that it will not seek to increase this fee rate during the four-year period ending December 31, 2009 (the Four-Year Lock). This Four-Year Lock does not limit the rights of a Fund's shareholders, a Fund's Board, or IMCO as set forth in Section 6 of the Agreement ("Duration and Termination of this Agreement").

                                 Exhibit d(xxvi)

                                 AMENDMENT NO. 2

                       TO INVESTMENT SUBADVISORY AGREEMENT

            AMENDMENT NO. 2 made as of the 1st day of March 2006 to the Investment Subadvisory Agreement made as of the 1st day of July 2004, as amended on the 1st day of August 2005, between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the state of Delaware and having its principal place of business in San Antonio, Texas, (IMCO) and LOOMIS, SAYLES & COMPANY, L.P., a Delaware Limited Partnership having its principal place of business in Boston, Massachusetts (Loomis Sayles), with respect to services provided to the First Start Growth and Growth Funds, each a series of USAA Mutual Fund, Inc (the Company).

            IMCO and Loomis Sayles agree to modify and amend the Investment Subadvisory Agreement described above (Agreement) as follows:

            1. NEW FUND. IMCO hereby appoints Loomis Sayles as an investment subadviser of the USAA Growth & Income Fund on the terms and conditions set forth in the Agreement.

            2. SCHEDULE A. Schedule A to the Agreement, setting forth the Funds of the
Company for which Loomis Sayles is appointed as an investment subadviser, is hereby replaced in its entirety by Schedule A attached hereto.

            3. SCHEDULE B. Schedule B to the Agreement, setting forth the fees payable to Loomis Sayles with respect to each Fund, is hereby replaced in its entirety by Schedule B attached hereto.

            4.  RATIFICATION.   Except  as  modified  and  amended  hereby,  the
Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

            IN WITNESS WHEREOF, IMCO and Loomis Sayles have caused this Amendment No. 2 to be executed as of the date first set forth above.


Attest:                                    USAA INVESTMENT MANAGEMENT
                                           COMPANY


By:  /s/ Mark S. Howard                    By:  /s/ Christopher W. Claus
   ---------------------------------           -------------------------------
Name:    Mark S. Howard                    Name:  Christopher W. Claus
Title:   Secretary                         Title: President



                                           By:   /s/ Sean E. Thomas
                                                ---------------------------
                                           Name: Sean E. Thomas
                                           Title: Authorized Signatory


Attest:                                    LOOMIS, SAYLES & COMPANY, L.P.


By:   /s/ Nhu H. Trinh                     By:   /s/ Lauren B. Pitalis
   ---------------------------------          -------------------------------
Name: Nhu H. Trinh                         Name: Laura B. Pitalis
Title: Client Intake Administrator         Title: Vice President

                                   SCHEDULE A

FUND                                   EFFECTIVE DATE

GROWTH FUND                            JULY 1, 2004

FIRST START GROWTH FUND                AUGUST 1, 2005

GROWTH & INCOME FUND                   MARCH 1, 2006

                                   SCHEDULE B

                                      FEES

FUND ACCOUNT                               RATE PER ANNUM OF THE AVERAGE DAILY
                                           NET ASSETS OF THE FUND ACCOUNT


Growth Fund*                                0.20%

First Start Growth Fund*                    0.20%

Growth & Income Fund*                       0.20%



----------
* Loomis agrees that it will not seek to increase this fee rate during the five-year period ending February 28, 2011 (the Five-Year Lock). This Five-Year Lock does not limit the rights of a Fund's shareholders, a Fund's Board, or IMCO as set forth in Section 6 of the Agreement ("Duration and Termination of this Agreement").

                                Exhibit d(xxvii)

                                 AMENDMENT NO. 1

                       TO INVESTMENT SUBADVISORY AGREEMENT

            AMENDMENT NO. 1 made as of the 1st day of March 2006 to the Investment Subadvisory Agreement made as of the 1st day of July 2004 between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the state of Delaware and having its principal place of business in San Antonio, Texas, (IMCO) and BARROW, HANLEY, MEWHINNEY & STRAUSS, INC., a corporation organized under the laws of the State of Nevada and having its principal place of business in Dallas, Texas (BHMS), with respect to services provided to the Value and Growth & Income Funds, each a series of USAA Mutual Fund, Inc (the Company).

            IMCO and BHMS agree to modify and amend the Investment Subadvisory Agreement described above (Agreement) as follows:

            1. NEW FUND. IMCO hereby appoints BHMS as an investment subadviser of the USAA Growth & Income Fund on the terms and conditions set forth in the Agreement.

            2. SCHEDULE A. Schedule A to the Agreement, setting forth the Funds of the
Company for which BHMS is appointed as an investment subadviser, is hereby replaced in its entirety by Schedule A attached hereto.

            3. SCHEDULE B. Schedule B to the Agreement, setting forth the fees payable to BHMS with respect to each Fund, is hereby replaced in its entirety by Schedule B attached hereto.

            4.  RATIFICATION.   Except  as  modified  and  amended  hereby,  the
Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

            IN WITNESS WHEREOF, IMCO and BHMS have caused this Amendment No. 1 to be executed as of the date first set forth above.


Attest:                                    USAA INVESTMENT MANAGEMENT
                                           COMPANY


By:  /s/ Mark S. Howard                    By:  /s/ Christopher W. Claus
   ---------------------------------           -------------------------------
Name:    Mark S. Howard                    Name:  Christopher W. Claus
Title:   Secretary                         Title: President



                                           By:   /s/ David H. Garrison
                                                -----------------------------
                                           Name: David H. Garrison
                                           Title: Authorized Signatory


Attest:                                    BARROW, HANLEY, MEWHINNEY &
                                           STRAUSS, INC.


By:                                        By:  /s/ James P. Barrow
   ---------------------------------            -----------------------------
Name:                                      Name: James P. Barrow
Title:                                     Title: President

                                   SCHEDULE A


FUND                                   EFFECTIVE DATE

USAA VALUE FUND                        JULY 1, 2004

USAA GROWTH & INCOME FUND              MARCH 1, 2006

                                   SCHEDULE B

                                      FEES



     Fund Account               Rate per annum of the average  daily net assets
    --------------              of the Fund  Accounts  plus the  average  daily
                                net   assets   managed  by  BHMS  in  the  USAA
                                Balanced Strategy Fund
                                -----------------------------------------------
USAA Value Fund and
USAA Growth & Income Fund        0.75% on the first $15 million of assets

                                 0.55% on assets over $15 million and up to $25 million

                                 0.45% on assets over $25 million and up to $100 million

                                 0.35% on assets over $100 million and up to $200 million

                                 0.25% on assets over $200 million and up to $1 billion

                                 0.15% on assets over $1 billion

                               Exhibit d(xxviii)

                                 AMENDMENT NO. 4
                       TO INVESTMENT SUBADVISORY AGREEMENT

            AMENDMENT NO. 4 made as of the 1st day of March 2006, to the Amended and Restated Investment Subadvisory Agreement made as of the 18th day of October, 2002, amended and restated as of the 1st day of May, 2003, and amended as of the 1st day of December 2003 and the 1st day of December 2005, between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the State of Delaware and having its principal place of business in San Antonio, Texas (IMCO) and BATTERYMARCH FINANCIAL MANAGEMENT, INC., a corporation organized under the laws of the State of Maryland and having its principal place of business in Boston, Massachusetts (Batterymarch), with respect to services provided to series of USAA Mutual Fund, Inc.

            IMCO and  Batterymarch  agree to modify  and amend the  Amended  and
Restated  Investment   Subadvisory  Agreement  described  above  (Agreement)  as
follows:

            1. SCHEDULE B. Schedule B to the Agreement, setting forth the fees payable to Batterymarch with respect to each Fund, is hereby replaced in its entirety by Schedule B attached hereto.

            2.  RATIFICATION.   Except  as  modified  and  amended  hereby,  the
Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

            IN WITNESS WHEREOF, IMCO and Batterymarch have caused this Amendment No. 4 to be executed as of the date first set forth above.


Attest:                                    USAA INVESTMENT MANAGEMENT
                                           COMPANY


By:  /s/ Mark S. Howard                    By:  /s/ Christopher W. Claus
   ---------------------------------           -------------------------------
Name:    Mark S. Howard                    Name:  Christopher W. Claus
Title:   Secretary                         Title: President



                                           By:   /s/ Sean E. Thomas
                                                ---------------------------
                                           Name: Sean E. Thomas
                                           Title: Authorized Signatory

Attest:                                    BATTERYMARCH FINANCIAL
                                           MANAGEMENT, INC.


By: /s/ Philip E. Channen                  By:  /s/ Francis Tracy
   ---------------------------------          --------------------------------
Name:Philip E. Channen                     Name: Francis Tracy
Title: Assistant Secretary                 Title: President CFO

                                   SCHEDULE B

                                      FEES

             FUND ACCOUNT              Rate per annum of the average daily
                                       net assets of the Fund Account plus
                                       the average daily net assets managed
                                       by Batterymarch in the USAA
                                       Cornerstone Strategy Fund
                                       ------------------------------------

USAA Capital Growth Fund*              0.25% on the first $250 million of assets

                                       0.21% on assets over $250 million and up to $500 million

                                       0.17% on assets over $500 million


          FUND ACCOUNT                 Rate per annum of the average daily
                                       net assets of the Fund Account
                                       ------------------------------------
USAA Small Cap Stock Fund              0.50%


-------------------------
* Batterymarch agrees that it will not seek to increase this fee rate during the four-year period ending November 30, 2009 (the Four-Year Lock). This Four-Year Lock does not limit the rights of a Fund's shareholders, a Fund's Board, or IMCO as set forth in Section 6 of the Agreement ("Duration and Termination of this Agreement").


Revised March 1, 2006